EXHIBIT 99.1
NEWS RELEASE COMPUWARE CORPORATION
Corporate Headquarters One Campus Martius • Detroit, Michigan 48226 (313) 227-7300

For Immediate Release

April 3, 2013

Compuware Announces Preliminary Q4 Financial Results

DETROIT--April 3, 2013--Compuware Corporation (Nasdaq: CPWR), the technology performance company, today announced preliminary financial results for its fourth quarter ended March 31, 2013. Preliminary results indicate that Compuware’s non-GAAP earnings per share will be between $.05 and $.06 for the quarter and $.26 and $.28 for the year, before charges for advisory fees, restructuring and any potential write-down of intangible assets. Total revenue is anticipated to be in the range of $237 million to $241 million for the quarter and $942 million to $946 million for the year.

“During the quarter, a large number of deals we had anticipated closing in Q4 were pushed into the new fiscal year, significantly impacting our results,” said Compuware CEO Bob Paul. “This deal delay occurred because many clients and prospects were unable to formalize their IT budgets during the period. In fact, we expect 75% to 80% of these pushed deals to close in the next fiscal year.

“I want to reiterate our commitment to maximizing shareholder value and executing the value-creation actions we announced on January 25, which include the complete spin-off of Covisint, the issuing of an annual $0.50 dividend and significant expense reductions. As for our expense-reduction effort, we are already well ahead of expectations and—through our business optimization initiative—we have identified more cost-saving opportunities that will boost our cost-reduction total to between $80 and $100 million over the next two years. The Board continues to be committed to carefully reviewing and evaluating any credible offer it receives that delivers full value to its shareholders, working together with its financial advisors Goldman, Sachs & Co. and Allen & Company.

“While we are very disappointed in our Q4 results, we nonetheless remain confident that the actions we have taken to improve our competitive position and drive profitable growth are working and will enable us to fully unleash the value of this company.”

Final results, including GAAP and non-GAAP revenue and earnings per diluted share and a reconciliation of GAAP to non-GAAP financial measures, will be released on May 21, 2013.

Compuware Corporation

Compuware Corporation, the technology performance company, provides software, experts and best practices to ensure technology works well and delivers value. Compuware solutions make the world’s most important technologies perform at their best for leading organizations worldwide, including 46 of the top 50 Fortune 500 companies and 12 of the top 20 most visited U.S. web sites. Learn more at: http://www.compuware.com.

###

Preliminary Results Conference Call Information

Compuware will host a conference call to discuss these results today at 5p.m. Eastern time. To join the conference call, interested parties in the United States should call 800-288-8968. For international access, the conference call number is +1-612-332-0345. No password is required.

Compuware Announces Preliminary Q4 Financial Results
April 3, 2013

A conference call replay will also be available. The United States replay number will be 800-475-6701, and the international replay number will be +1-320-365-3844. The replay passcode will be 287648. Additionally, investors can listen to the conference call via webcast by visiting the Compuware Corporation Investor Relations web site at http://www.compuware.com.

Press Contact

Lisa Elkin, Senior Vice President, Communications and Investor Relations, +1-313-227-7345

Certain statements in this release that are not historical facts, including those regarding the Company’s future plans, objectives and expected performance, are “forward-looking statements” within the meaning of the federal securities laws.  When we use words such as “may”, “might”, “will”, “should”, “believe”, “expect”, “anticipate”, “estimate”, “continue”, “predict”, “forecast”, “projected”, “intend” or similar expressions, or make statements regarding our future plans, objectives or expectations, we are making forward-looking statements. These forward-looking statements represent our outlook only as of the date of this release.  Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. The reasons for these differences include changes that occur in our continually changing business environment, and certain additional factors, including risks relating to the following:  a substantial portion of our mainframe segment revenue is dependent on our customers’ continued use of International Business Machines Corporation and IBM-compatible products; changes in the financial services industry could have a negative impact on our revenue and margins; our product revenue is dependent on the acceptance of our pricing structure for software licenses, maintenance services and web performance services; our business could be negatively affected as a result of actions of shareholders or others; and economic uncertainties or slowdowns may reduce demand for our products and services, which may have a material adverse effect on our revenues and operating results; as well as the other risk factors included in Item 1A, "Risk Factors" to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2012, and in its quarterly reports on Form 10-Q for its fiscal year 2013 quarterly periods, as filed with the Securities and Exchange Commission and available at http://www.sec.gov. Readers are cautioned to consider these factors when relying on such forward-looking information.